Exhibit (n)(2)

We consent to the use in this Registration Statement (No. 333-149374) on Form N-2 (Post Effective Amendment No. 2) of FS Investment Corporation of our report dated March 30, 2009, except for note 7, which is as of June 10, 2009, relating to our audit of the financial statements, appearing in the Prospectus, which is part of the Registration Statement

We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

Blue Bell, PA

June 10, 2009